SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2005 (February 15, 2005)

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	00-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address of Principal Executive Offices)

561-835-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2005, Innkeepers USA Trust (the “Company”) entered into an Underwriting Agreement dated February 15, 2005 by and between the Company, Innkeepers USA Limited Partnership and Wachovia Capital Markets, LLC, as representative of the underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”) in connection with an underwritten public offering by the Company of 4.4 million common shares of beneficial interest at $13.71 per share. The net proceeds of the offering after deducting underwriting discounts, commissions and estimated offering expenses will be approximately $59.7 million. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

On February 16, 2005, the Company issued a press release announcing the underwritten public offering of 4.4 million common shares. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 8.01. Other Events.

In connection with the filing of this Current Report on Form 8-K, the Company filed a Prospectus Supplement to the Prospectus included in the Registration Statement on Form S-3 (File No. 333-110982) (the “Registration Statement”) with respect to the underwritten public offering of 4.4 million common shares. The Company is also filing as Exhibit 5.1 and Exhibit 8.1 hereto a copy of the opinions of Hunton & Williams LLP to be incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

1.1	-	Underwriting Agreement dated February 15, 2005 by and between the Company, Innkeepers USA Limited Partnership and Wachovia Capital Markets, LLC, as representative of the underwriters listed in Schedule I to the Underwriting Agreement

5.1	-	Opinion of Hunton & Williams LLP with respect to the legality of the common shares being issued

8.1	-	Opinion of Hunton & Williams LLP with respect to tax matters

99.1	-	Press released dated February 16, 2005 announcing the underwritten public offering of 4.4 million common shares of beneficial interest at $13.71 per share

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: February 16, 2005	By:	/s/ David Bulger
David Bulger
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.		Description
1.1	–	Underwriting Agreement dated February 15, 2005 by and between the Company, Innkeepers USA Limited Partnership and Wachovia Capital Markets, LLC, as representative of the underwriters listed in Schedule I to the Underwriting Agreement

5.1	–	Opinion of Hunton & Williams LLP with respect to the legality of the common shares being issued.

8.1	–	Opinion of Hunton & Williams LLP with respect to tax matters.

99.1	–	Press released dated February 16, 2005 announcing the underwritten public offering of 4.4 million common shares of beneficial interest at $13.71 per share